Introduction to Unaudited Pro Forma Combined Financial Information

Flux Power Holdings, Inc., formerly Lone Pine Holdings, Inc. (“FPH”), through its former wholly owned subsidiary Integrated Forest Products Pty Ltd (“Integrated”), previously operated a saw mill in Australia which cut pine timber into building products to supply the commercial and residential industry along the eastern coast of Australia. In July 2007, Integrated’s wholly owned subsidiary in Australia was put into receivership and has formally discontinued its operations. In connection with the receivership, the receiver formed a new Australian wholly owned subsidiary, Australian Forest Industries, Ltd., and exchanged all of the shares of Integrated for Australian Forest Industries, Ltd. shares. On October 15, 2008, our Board of Directors approved the transfer of all the outstanding shares of Australian Forest Industries, Ltd., its operating subsidiary that had been placed in receivership, to the principal shareholders and directors, personally. Subsequent to the spin out, we became a non-operating shell company engaged in the business of seeking a suitable candidate for acquisition or merger.

In connection with the Reverse Acquisition, on May 23, 2012, we completed the name change from “Lone Pine Holdings, Inc.” to “Flux Power Holdings, Inc.” The name change was effective under Nevada corporate law on May 23, 2012 pursuant to the Articles of Merger that were filed with the Nevada Secretary of State. Pursuant to such Articles of Merger, we merged with our wholly-owned subsidiary, Flux Power Holdings, Inc. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger/name change was not required. The Articles of Merger provided that, upon the effective date of the merger effective, our Articles of Incorporation would be amended as of such date to change our name to "Flux Power Holdings, Inc."

On June 14, 2012, we completed the acquisition of Flux Power, Inc., a California corporation (the “Reverse Acquisition”) pursuant to that certain Securities Exchange Agreement dated May 18, 2012 (“Exchange Agreement”) by and among Flux Power, Inc., a California corporation (the “Flux Power”) and its shareholders, Mr. Christopher Anthony, Esenjay Investments, LLC, and Mr. James Gevarges (collectively the “Flux Shareholders”). In connection with the Reverse Acquisition, we purchased 100% of the issued and outstanding shares of common stock of Flux Power from the Flux Shareholders in exchange for 37,714,514 newly issued shares of our common stock (“Exchange Shares”) based on an exchange ratio of 2.9547039 (“Share Exchange Ratio”). As a result of the Reverse Acquisition, the Flux Shareholders collectively own approximately 91% of the issued and outstanding shares of our common stock, and Flux Power is our wholly-owned operating subsidiary.

The following unaudited pro forma condensed combined balance sheet combines the consolidated historical balance sheet of Flux Power Holdings, Inc., formerly Lone Pine Holdings, Inc. and the historical balance sheet of Flux Power, Inc. as of March 31, 2012 giving effect to the merger of Flux Power Holdings, Inc. and Flux Power, Inc. pursuant to the merger agreement, as if the merger had been consummated on March 31, 2012. The following unaudited pro forma condensed combined statements of operations combine the historical statements of operations of Flux Power Holdings, Inc. and Flux Power, Inc. for the nine month period ended March 31, 2012 and the year ended June 30, 2011, giving effect to the merger, as if it had occurred on July 1, 2010.

We are providing the following information to aid you in your analysis of the financial aspects of the merger.

We derived the information for the nine month period ended March 31, 2012 from the unaudited quarterly reports of Flux Power, Inc, and the audited annual report filed on Form 10-K and the unaudited quarterly reports filed on Form 10-Q for Flux Power Holdings, Inc.

We derived the information for the year ended June 30, 2011 from the audited financial statements of Flux Power, Inc. and the audited annual report filed on Form 10-K, unaudited quarterly reports for the three months ended March 31, 2012, and the six months ended June 30, 2011 filed on Forms 10-Q for Flux Power Holdings, Inc.

This information should be read together with the Flux Power Holdings, Inc. audited and unaudited financial statements and related notes as filed in annual and quarterly reports with the Securities and Exchange Commission, and the Flux Power, Inc. audited and unaudited financial statements included in this document under Flux Power, Inc. The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact on the combined results. The unaudited pro forma combined information is for illustrative purposes only. The financial results may have been different had the companies always been combined. Because the plans for these activities have not been finalized, we are not able to reasonably quantify the cost of such activities. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

The following information should be read in conjunction with the pro forma condensed combined financial statements:

• Accompanying notes to the unaudited pro forma combined condensed financial statements

• Separate historical financial statements of Flux Power Holdings, Inc. for the year ended December 31, 2011 as filed with the SEC in their Form 10-K, and separate financial statements for the three months ended March 31, 2012, and for the six months ended June 30, 2011, as filed with the SEC in their Quarterly Reports.

• Separate historical financial statements of Flux Power, Inc. for the nine month period ended March 31, 2012 and the year ended June 30, 2011 included elsewhere in this document.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

Unaudited Pro Forma Condensed

Combined Balance Sheet of

Flux Power Inc. and Flux Power Holdings, Inc.

March 31, 2012

	Historical
	Flux Power, Inc	Flux Power Holdings, Inc	Pro Forma Adjustments		Combined Pro Forma

Assets

Current Assets
Cash	$141,210	$4,569			$145,779
Accounts receivable	38,435	-			38,435
Inventories	1,661,254	-			1,661,254
Prepaid inventory	987,116	-			987,116
Other current assets	38,315	-			38,315

Total current assets	2,866,330	4,569			2,870,899

Fixed assets - net	141,222	-			141,222

Total Assets	$3,007,552	$4,569			$3,012,121

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable	$301,587	$-			$301,587
Accrued expenses	168,140	20,456	(20,456	)c	168,140
Loan payable-related party		40,475	(40,475	)c	-
Customer deposits	1,049,628	-			1,049,628
Customer deposits from related party	996,202	-			996,202
Deferred revenue	629,168	-			629,168

Total current liabilities	3,144,725	60,931			3,144,725

Long Term Liabilities
Stockholder notes payable	750,000	-			750,000

Total long term liabilities	750,000	-			750,000

Stockholders' Deficit
Common stock	2,114,628	3,543			41,258
			(2,114,628	)a
			37,715	a

Additional paid-in capital	80,000	5,011,438			2,157,939
			2,114,628	a
			(37,715	)a
			(5,071,343	)b
			20,456	c
			40,475	c
Accumulated deficit	(3,081,801)	(5,071,343)	5,071,343	b	(3,081,801)

Total	(887,173)	(56,362)			(882,604)

Total Liabilities & Stockholders' Deficit	$3,007,552	$4,569			$3,012,121

Unaudited Pro Forma Condensed

Combined Statement of Operations of

Flux Power Inc. and Flux Power Holdings, Inc.

For the 9 Months Ended March 31, 2012

	Historical
	Flux Power, Inc	Flux Power Holdings, Inc.	Pro Forma Adjustments	Combined Pro Forma

Revenues	$3,008,159	$-	-	$3,008,159

Cost of revenues	2,431,263	-	-	2,431,263

Gross Profit	576,896	-	-	576,896

Selling, general, and administrative	1,270,746	31,114	-	1,301,860
Research and development	400,256	-	-	400,256

Total Operating Expenses	1,671,002	31,114	-	1,702,116

Interest expense	45,769	6,680	-	52,449

Net Loss	$(1,139,875)	$(37,794)	-	$(1,177,669)

Pro forma net loss per share basic and diluted				$(0.03)

Pro forma shares used to compute net loss per share basic and diluted				38,040,822

Unaudited Pro Forma Condensed

Combined Statement of Operations of

Flux Power Inc. and Flux Power Holdings, Inc.

For the Fiscal Year Ended June 30, 2011

	Historical
	Flux Power, Inc	Flux Power Holdings, Inc.	Pro Forma Adjustments	Combined Pro Forma

Revenues	$984,266	$-	-	$984,266

Cost of revenues	845,514	-	-	845,514

Gross Profit	138,752	-	-	138,752

Selling, general, and administrative	1,027,272	55,273	-	1,082,545
Research and development	382,064	-	-	382,064

Total Operating Expenses	1,409,336	55,273	-	1,464,609

Interest expense	42,295	-	-	42,295

Net Loss	$(1,312,879)	$(55,273)		$(1,368,152)

Pro forma net loss per share basic and diluted				$(0.04)

Pro forma shares used to compute net loss per share basic and diluted				36,556,466

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On June 14, 2012, Flux Power Holdings, Inc. and Flux Power, Inc. entered into a definitive agreement under which Flux Power Holdings, Inc. will be merged into Flux Power, Inc. in a transaction to be accounted for as a reverse acquisition of Flux Power Holdings, Inc. As a result, the historical financial statements of Flux Power, Inc. constitute the historical financial statements of the merged companies. The transaction is considered to be a capital transaction and as such is the equivalent to the issuance of common stock by Flux Power, Inc. for the net monetary assets of Flux Power Holdings, Inc., accompanied by a re-capitalization. For accounting purposes, Flux Power, Inc. is treated as the continuing reporting entity. The costs of the transaction incurred by Flux Power, Inc. will be charged directly to equity, to the extent of the cash received in the transaction, those incurred by Flux Power Holdings, Inc. will be expensed.

2. Pro Forma Adjustments

There were no inter-company balances and transactions between Flux Power Holdings, Inc. and Flux Power, Inc. as of the dates and for the periods of these pro forma condensed combined financial statements. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a) Common stock adjustment to reflect the change in par value from no par value to $0.001 for the Flux Power shares outstanding.

b) The elimination of the Flux Power Holdings, Inc. accumulated deficit.

c) The accrued expenses were paid off by additional cash loaned to the company by the related party. This new loan along with the existing loan was forgiven resulting in the conversion of the liabilities to equity.

3. Pro Forma Net Loss Per Share

The pro forma basic and diluted net loss per share is based on the weighted average number of Flux Power Holdings, Inc. common stock shares outstanding during each period presented, plus the weighted average number of common stock shares issued to Flux Power, Inc. based on the conversion ratio in the merger agreement.